Exhibit 1.01

Pointer Telocation Ltd.

Conflict Minerals Report

For The Year Ended December 31, 2018

This Conflict Minerals report for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain so-called Conflict Minerals that are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”).

For products which contain necessary Conflict Minerals, the registrant must conduct in good faith a reasonable country of origin inquiry designed to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country, collectively defined as the “Covered Countries”.  If, based on such inquiry, the registrant knows or has reason to believe that any of the necessary Conflict Minerals contained in its products originated or may have originated in a Covered Country and knows or has reason to believe that those necessary Conflict Minerals may not be solely from recycled or scrap sources, the registrant must conduct due diligence on the necessary Conflict Minerals’ source and chain of custody as a method to conclude if the necessary Conflict Minerals contained in those products did or did not directly or indirectly finance or benefit armed groups in the Covered Countries.  Products which do not contain necessary Conflict Minerals that directly or indirectly finance or benefit armed groups in the Covered Countries are considered “DRC conflict free”. In addition, Conflict Minerals that a registrant obtains from recycled or scrap sources are also considered “DRC conflict free”.

The reporting requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not the Conflict Minerals fund armed conflict in Covered Countries.

Reasonable Country of Origin Inquiry (RCOI)

Below is a description of our efforts to determine whether any of the necessary Conflict Minerals in our products originated in the Covered Countries during 2018.

We conducted an analysis of our products and found that each of the 3TG can be found in our products. Therefore, the products that we manufacture are subject to the reporting obligations of the Rule. For 2018, we have conducted a supply chain survey with all our direct suppliers for our products and through them, with all their direct manufacturers, to obtain country of origin information for the necessary Conflict Minerals in our products. The affected suppliers were contacted and requested to provide Conflict Minerals data in the RMI Conflict Minerals Reporting Template (CMRT).

We evaluated and scored the risk presented by each smelter and refiner. Similarly, we evaluated and scored the risk presented by each Respondent (defined below) based on the smelters and refiners indicated, and due diligence program described, in the CMRT received from such Respondent. Our engagement with our Applicable Suppliers included the following steps:

●	We sent an introductory communication to each of the Applicable Suppliers describing the compliance requirements, providing information on how to access the CMRT online and requesting completion of the CMRT

●	Following that initial communication, we sent at least 2 reminder emails to each nonresponsive Applicable Supplier, further requesting completion of the CMRT

●	We attempted to reach out, via telephone, to Applicable Suppliers who remained nonresponsive, in order to offer additional assistance, including further information about the Rule, an explanation of why the information was being collected and a review of how the information would be used

●	We used automated data validation measures to identify questionable responses reflected in the submissions we received through the CMRT

●	We attempted to contact each Applicable Supplier whose CMRT submission contained one or more questionable response(s) for further validation.

The results are summarized below under “Results for the 2018 Calendar Year”. In accordance with the SEC final rules, we are required to exercise, and have exercised, due diligence in reviewing the Conflict Minerals’ source and chain of custody and to follow a nationally or internationally recognized due diligence framework.

Pointer has adopted a policy and methodology in accordance with Annex I, Five Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain from the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”).

1. Products. We believe we are a leading provider of mobile resource management (“MRM”) products and services for the automotive, insurance industries and other mobile tracking markets (such as cargo, assets, shipping, containers, etc.) and the automotive and insurance industries. Our products segment Cellocator, is focused on the design, development and production of leading MRM products including: devices for asset tracking, fleet management and security products. These products are both sold worldwide to third party MRM service providers, as well as internally to our own MRM service provider segment, also referred to as the MRM segment. Communication systems contained within our products and tracking hardware utilize GPRS/GSM technologies. Cellocator has manufactured and contracted to manufacture products as to which certain Conflict Minerals are necessary to the functionality or production of such products. Our MRM segment offers a range of MRM services including: asset tracking; fleet management services; and stolen vehicle retrieval services. MRM services are provided primarily in Israel, Brazil, Argentina, Mexico and South Africa and are sold as a bundle which includes both customizable software-as-a-service (SaaS) and our Cellocator products, which are accordingly calibrated to meet the individual demands of customers and their software needs.

2. Policy. Pointer has continued to implement and communicate its policy (the “Policy”) and methodology, as well as a reasonable and documented due diligence process, consistent with the OECD Guidelines, to determine the use, source, and origin of Conflict Minerals in our global product portfolio. Additionally, we work closely with our suppliers, and though them with their manufacturers, to determine the potential use of Conflict Minerals in our supply chain, and request our suppliers and through them to their manufacturers to conduct the necessary due diligence and provide us with proper verification of the source of the materials used in their products.

3. Due Diligence Process. For the calendar year 2018, Pointer adopted a policy and methodology that is in accordance with Annex I, Five Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain from the OECD. The five (5) steps of this framework include (1) establishing strong company management systems, (2) identifying and assessing risk in the supply chain, (3) designing and implementing a strategy to respond to identified risks, (4) carrying out independent third-party audits of supply chain due diligence at identified points in the supply chain, and (5) reporting on supply chain due diligence.

Step 1 – Establish strong company management systems: Pointer has adopted and communicated the Policy to the public and company’s suppliers. This policy can be found on Pointer’s website https://www.pointer.com/about/corporate-governance-2/. The content of any website referred to in this Form SD is included for general information only and is not incorporated by reference in this Form SD. Pointer structured a Conflict Minerals Task Force comprised of individuals from various areas within the organization to support the process of supply chain due diligence which consists of, among other things, implementing a system of controls to aid in the transparency over the mineral supply chain. This includes, but is not limited to the chain of custody and/or traceability of identifying upstream actors in the supply chain.

The due diligence process includes documentation in a structured electronic database of all the suppliers’ manufactures that responded to our due diligence inquiries in a satisfactory manner. Our database content enables real-time identification of all countries of origin of the minerals as well as the smelters status. Since our databases are continuously backed up, this data retention assures availability with no time limitation.

Step 2 – Identify and assess risk in the supply chain: Pointer held meetings with management from various departments to discuss the applicable definitions of “Manufacturer” and/or “contract to manufacture”. Through this process, Pointer identified products that are affected by the 3TG minerals and mapped them to their respective suppliers. Pointer evaluated approximately 490 private branded components, sourced from over 96 manufacturers determining that all Pointer private branded products were subject to the reasonable country of origin inquiry (“RCOI”) survey process.

Step 3 – In situations where it was determined that a Conflict Mineral is necessary for the functionality or production of at least one of our products, we carried out a RCOI which identified suppliers, and through them their respective manufacturers and the suppliers of their manufacturers. These identified suppliers were surveyed through the RCOI Survey process using the Conflict Minerals Reporting Template published by the Responsible Minerals Initiative (RMI, formerly known as Conflict-Free Sourcing Initiative –CFSI) and the GeSI Template.

Step 4 – Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain: Although our hardware products contain Conflict Minerals, we do not purchase any Conflict Minerals directly from mines and are many steps removed in the supply chain from the mining of the Conflict Minerals. We purchase materials used in our products from our suppliers and some of those materials include Conflict Minerals necessary to our products and/or production process. The origin of Conflict Minerals cannot be determined with any certainty once the ores are smelted, refined and converted to ingots, bullion or other Conflict Minerals containing derivatives. The smelters and refiners (sometimes referred to as “facilities”) are consolidating points for ore and are in the best position in the total supply chain to know the origin of the ores.  We rely on our direct suppliers to assist with our reasonable country of origin inquiry and due diligence efforts, including the identification of smelters and refiners, for the Conflict Minerals contained in the materials which they supply to us, and we also rely upon industry (i.e. RBA (formally as known EICC) and RMI) efforts to influence smelters and refiners to get audited and certified through RMI’s CFS program.

Suppliers’ manufacturers are requested to supply their Conflict Minerals compliance declarations using the CMRT. Such declarations are reviewed by Pointer and verified for completeness and consistency.

Any declaration determined to be inconsistent or incomplete is returned to the supplier’s manufacturer through the supplier for correction.

Under this activity we also track smelters that have not received a “conflict-free” designation based on the RMI validation program, and also compare smelters identified by the supply chain survey verses the list of facilities that have received a “conflict free” designation.

VP Operations and CFO were informed of the risk analysis efforts and results, as well as of the actions taken consequently which includes continuance due diligence process.

Step 5 – Report on supply chain due diligence: Pointer has compiled its results and filed this report in accordance with Rule 13p-1 through the use of the Form SD and the attachment of a Conflict Minerals Report (“CMR”). Further information is also available by reviewing the Pointer’s Conflict Minerals Policy at https://www.pointer.com/about/corporate-governance-2/

4. Results for the 2018 Calendar Year

The Conflict Mineral process, as described above, allowed Pointer to identify in-scope products and the corresponding suppliers. The survey population included approximately 490 components across 96 manufacturers. Pointer received survey responses from 64 manufacturers (“Manufacturers”) covering approximately 420 components, or 86% of the population of components surveyed.

Names of 319 different entities were provided to us by the Manufacturers as part of their smelter lists.

All of those entities named by the Manufacturers were included in the “RMI smelter reference list” (the “List”) used by us when performing our 2018 supply chain due diligence process.

Below, we provide information about the 319 recognized smelters (the “Identified Smelters”).

259 (81%) of the Identified Smelters successfully passed the RMI or equivalent audit, thereby confirming their conflict-free status under those standards. 60 additional Identified Smelters have not yet concluded their independent third party audit to confirm their conflict-free status and with respect to one additional Identified Smelter, we were not able to conclude whether its independent third party audit is still in progress, and therefore their determination and responses are not yet final and may vary.

Accordingly, the conflict-free status of these 60 un-audited smelters is reported in this Conflict Minerals report as undeterminable, and consequently, our due diligence for these smelters is still ongoing.

We have not been able to confirm the identification of and conflict-free status under the RMI standards for all smelters used in our supply chain. None of the smelters identified in our supply chain is known to us as sourcing 3TG that directly or indirectly finances or benefits armed groups in the DRC or adjoining countries.

As a result of the due diligence measures performed, Pointer lists in Annex A below the 319 entities that were identified as recognized smelter facilities, which may have been used to process 3TG minerals contained in its products, and their conflict-free status. The conflict-free status is based on the RMI report.

5. Continuous Improvement Efforts to Mitigate Risks

The due diligence process discussed above is an ongoing process. As Pointer continues to conduct due diligence on its products, it will continue to refine procedures to meet the goals and adhere to values set forth in the policy outlined above.

In addition, we intend to follow up on high risk non responsive or non-compliant suppliers, working with suppliers to educate them on Conflict Minerals sourcing and conflict free designation and encourage them to improve the response rate and the content of the survey responses.

This CMR is not required to be accompanied by an independent private sector audit in accordance with paragraph (c)(1)(iv) of the instructions to Item 1.01.

Annex A

Metal	Smelter Name	Smelter Country	Status
Tungsten (W)	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conflict-free
Gold (Au)	Advanced Chemical Company	UNITED STATES OF AMERICA	Conflict-free
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN	Conflict-free
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conflict-free
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conflict-free
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conflict-free
Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND	Conflict-free
Gold (Au)	Asahi Pretec Corp.	JAPAN	Conflict-free
Gold (Au)	Asaka Riken Co., Ltd.	JAPAN	Conflict-free
Tantalum (Ta)	Asaka Riken Co., Ltd.	JAPAN	Conflict-free
Tungsten (W)	Kennametal Huntsville	UNITED STATES OF AMERICA	Conflict-free
Gold (Au)	Aurubis AG	GERMANY	Conflict-free
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conflict-free
Gold (Au)	Boliden AB	SWEDEN	Conflict-free
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY	Conflict-free
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA	Conflict-free
Gold (Au)	Cendres + Metaux S.A.	SWITZERLAND	Conflict-free
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conflict-free
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conflict-free
Gold (Au)	Chimet S.p.A.	ITALY	Conflict-free

Metal	Smelter Name	Smelter Country	Status
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conflict-free
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conflict-free
Tin (Sn)	Alpha	UNITED STATES OF AMERICA	Conflict-free
Tin (Sn)	CV Gita Pesona	INDONESIA	Conflict-free
Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA	Conflict-free
Tin (Sn)	PT Premium Tin Indonesia	INDONESIA	Conflict-free
Tin (Sn)	CV United Smelting	INDONESIA	Conflict-free
Gold (Au)	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conflict-free
Gold (Au)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conflict-free
Gold (Au)	DODUCO Contacts and Refining GmbH	GERMANY	Conflict-free
Gold (Au)	Dowa	JAPAN	Conflict-free
Tin (Sn)	Dowa	JAPAN	Conflict-free
Gold (Au)	Eco-System Recycling Co., Ltd.	JAPAN	Conflict-free
Tin (Sn)	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conflict-free
Tantalum (Ta)	Exotech Inc.	UNITED STATES OF AMERICA	Conflict-free
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA	Conflict-free
Tin (Sn)	Fenix Metals	POLAND	Conflict-free
Gold (Au)	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conflict-free
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conflict-free
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conflict-free
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conflict-free
Gold (Au)	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conflict-free
Gold (Au)	Heimerle + Meule GmbH	GERMANY	Conflict-free
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHINA	Conflict-free

Metal	Smelter Name	Smelter Country	Status
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conflict-free
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conflict-free
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conflict-free
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conflict-free
Gold (Au)	Istanbul Gold Refinery	TURKEY	Conflict-free
Gold (Au)	Japan Mint	JAPAN	Conflict-free
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN	Conflict-free
Gold (Au)	Jiangxi Copper Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conflict-free
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conflict-free
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA	Conflict-free
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conflict-free
Gold (Au)	Asahi Refining Canada Ltd.	CANADA	Conflict-free
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conflict-free
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION	Conflict-free
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conflict-free
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conflict-free
Gold (Au)	Kazzinc	KAZAKHSTAN	Conflict-free
Tungsten (W)	Kennametal Fallon	UNITED STATES OF AMERICA	Conflict-free
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conflict-free
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN	Conflict-free
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN	Conflict-free
Tin (Sn)	China Tin Group Co., Ltd.	CHINA	Conflict-free
Tantalum (Ta)	LSM Brasil S.A.	BRAZIL	Conflict-free

Metal	Smelter Name	Smelter Country	Status
Gold (Au)	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conflict-free
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conflict-free
Gold (Au)	Materion	UNITED STATES OF AMERICA	Conflict-free
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN	Conflict-free
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conflict-free
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA	Conflict-free
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conflict-free
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conflict-free
Gold (Au)	Metalor Technologies S.A.	SWITZERLAND	Conflict-free
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conflict-free
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conflict-free
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA	Conflict-free
Tin (Sn)	Mineracao Taboca S.A.	BRAZIL	Conflict-free
Tantalum (Ta)	Mineracao Taboca S.A.	BRAZIL	Conflict-free
Tin (Sn)	Minsur	PERU	Conflict-free
Gold (Au)	Mitsubishi Materials Corporation	JAPAN	Conflict-free
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN	Conflict-free
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conflict-free
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conflict-free
Tantalum (Ta)	NPM Silmet AS	ESTONIA	Conflict-free
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conflict-free
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conflict-free
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CHINA	Conflict-free
Gold (Au)	Nihon Material Co., Ltd.	JAPAN	Conflict-free
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conflict-free
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conflict-free

Metal	Smelter Name	Smelter Country	Status
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conflict-free
Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conflict-free
Tin (Sn)	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conflict-free
Gold (Au)	PAMP S.A.	SWITZERLAND	Conflict-free
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conflict-free
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conflict-free
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA	Conflict-free
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA	Conflict-free
Tin (Sn)	PT Bangka Tin Industry	INDONESIA	Conflict-free
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA	Conflict-free
Tin (Sn)	PT Bukit Timah	INDONESIA	Conflict-free
Tin (Sn)	PT DS Jaya Abadi	INDONESIA	Conflict-free
Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA	Conflict-free
Tin (Sn)	PT Karimun Mining	INDONESIA	Conflict-free
Tin (Sn)	PT Mitra Stania Prima	INDONESIA	Conflict-free
Tin (Sn)	PT Panca Mega Persada	INDONESIA	Conflict-free
Tin (Sn)	PT Prima Timah Utama	INDONESIA	Conflict-free
Tin (Sn)	PT Refined Bangka Tin	INDONESIA	Conflict-free
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA	Conflict-free
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA	Conflict-free
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA	Conflict-free
Tin (Sn)	PT Timah (Persero) Tbk Kundur	INDONESIA	Conflict-free
Tin (Sn)	PT Timah (Persero) Tbk Mentok	INDONESIA	Conflict-free
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA	Conflict-free
Gold (Au)	PX Precinox S.A.	SWITZERLAND	Conflict-free
Tantalum (Ta)	QuantumClean	UNITED STATES OF AMERICA	Conflict-free
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conflict-free
Tantalum (Ta)	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conflict-free
Gold (Au)	Royal Canadian Mint	CANADA	Conflict-free
Tin (Sn)	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conflict-free

Metal	Smelter Name	Smelter Country	Status
Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF	Conflict-free
Gold (Au)	Schone Edelmetaal B.V.	NETHERLANDS	Conflict-free
Gold (Au)	SEMPSA Joyeria Plateria S.A.	SPAIN	Conflict-free
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	Conflict-free
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conflict-free
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conflict-free
Tin (Sn)	Soft Metais Ltda.	BRAZIL	Conflict-free
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conflict-free
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conflict-free
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conflict-free
Tantalum (Ta)	Taki Chemical Co., Ltd.	JAPAN	Conflict-free
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conflict-free
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conflict-free
Tantalum (Ta)	Telex Metals	UNITED STATES OF AMERICA	Conflict-free
Tin (Sn)	Thaisarco	THAILAND	Conflict-free
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conflict-free
Gold (Au)	Shandong Gold Mine(Laizhou) Smelter Co., Ltd.		Conflict-free
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN	Conflict-free
Gold (Au)	Torecom	KOREA, REPUBLIC OF	Conflict-free
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conflict-free
Gold (Au)	Umicore Brasil Ltda.	BRAZIL	Conflict-free
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conflict-free
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conflict-free
Gold (Au)	Valcambi S.A.	SWITZERLAND	Conflict-free
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Conflict-free

Metal	Smelter Name	Smelter Country	Status
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conflict-free
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conflict-free
Tungsten (W)	Wolfram Bergbau und Hutten AG	AUSTRIA	Conflict-free
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conflict-free
Gold (Au)	YAMAKIN CO., LTD.	JAPAN	Conflict-free
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN	Conflict-free
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conflict-free
Tin (Sn)	Yunnan Tin Company Limited	CHINA	Conflict-free
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conflict-free
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conflict-free
Gold (Au)	SAFINA A.S.	CZECH REPUBLIC	Conflict-free
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Conflict-free
Gold (Au)	Umicore Precious Metals Thailand	THAILAND	Conflict-free
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conflict-free
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA	Conflict-free
Gold (Au)	Geib Refining Corporation	UNITED STATES OF AMERICA	Conflict-free
Tin (Sn)	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conflict-free
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conflict-free

Metal	Smelter Name	Smelter Country	Status
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conflict-free
Tin (Sn)	Melt Metais e Ligas S.A.	BRAZIL	Conflict-free
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conflict-free
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA	Conflict-free
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES OF AMERICA	Conflict-free
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA	Conflict-free
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conflict-free
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conflict-free
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA	Conflict-free
Gold (Au)	Republic Metals Corporation	UNITED STATES OF AMERICA	Conflict-free
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conflict-free
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conflict-free
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conflict-free
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conflict-free
Tin (Sn)	PT Inti Stania Prima	INDONESIA	Conflict-free
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Conflict-free
Tantalum (Ta)	KEMET Blue Metals	MEXICO	Conflict-free
Tungsten (W)	H.C. Starck Tungsten GmbH	GERMANY	Conflict-free
Tungsten (W)	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conflict-free
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conflict-free
Tantalum (Ta)	H.C. Starck Co., Ltd.	THAILAND	Conflict-free
Tantalum (Ta)	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conflict-free
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	GERMANY	Conflict-free

Metal	Smelter Name	Smelter Country	Status
Tantalum (Ta)	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conflict-free
Tantalum (Ta)	H.C. Starck Ltd.	JAPAN	Conflict-free
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conflict-free
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conflict-free
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conflict-free
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN	Conflict-free
Gold (Au)	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conflict-free
Gold (Au)	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conflict-free
Tantalum (Ta)	KEMET Blue Powder	UNITED STATES OF AMERICA	Conflict-free
Tin (Sn)	CV Ayi Jaya	INDONESIA	Conflict-free
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conflict-free
Gold (Au)	T.C.A S.p.A	ITALY	Conflict-free
Gold (Au)	Remondis Argentia B.V.	NETHERLANDS	Conflict-free
Tungsten (W)	Niagara Refining LLC	UNITED STATES OF AMERICA	Conflict-free
Tin (Sn)	CV Dua Sekawan	INDONESIA	Conflict-free
Tin (Sn)	CV Tiga Sekawan	INDONESIA	Conflict-free
Gold (Au)	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conflict-free
Gold (Au)	Marsam Metals	BRAZIL	Conflict-free
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conflict-free
Tin (Sn)	Resind Industria e Comercio Ltda.	BRAZIL	Conflict-free
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BRAZIL	Conflict-free
Tungsten (W)	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conflict-free
Gold (Au)	SAAMP	FRANCE	Conflict-free
Gold (Au)	L’Orfebre S.A.	ANDORRA	Conflict-free
Gold (Au)	Italpreziosi	ITALY	Conflict-free
Tin (Sn)	Metallo Belgium N.V.	BELGIUM	Conflict-free
Tin (Sn)	Metallo Spain S.L.U.	SPAIN	Conflict-free

Metal	Smelter Name	Smelter Country	Status
Tin (Sn)	PT Bangka Prima Tin	INDONESIA	Conflict-free
Gold (Au)	SAXONIA Edelmetalle GmbH	GERMANY	Conflict-free
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY	Conflict-free
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conflict-free
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conflict-free
Tin (Sn)	PT Sukses Inti Makmur	INDONESIA	Conflict-free
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conflict-free
Tin (Sn)	PT Kijang Jaya Mandiri	INDONESIA	Conflict-free
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	ACL Metais Eireli	BRAZIL	Conflict-free
Tin (Sn)	PT Menara Cipta Mulia	INDONESIA	Conflict-free
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA	Conflict-free
Tungsten (W)	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conflict-free
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conflict-free
Tungsten (W)	Moliren Ltd	RUSSIAN FEDERATION	Conflict-free
Tantalum (Ta)	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Conflict-free
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conflict-free
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conflict-free
Gold (Au)	AU Traders and Refiners	SOUTH AFRICA	Conflict-free
Gold (Au)	Modeltech Sdn Bhd	MALAYSIA	Conflict-free
Tin (Sn)	Modeltech Sdn Bhd	MALAYSIA	Conflict-free
Tin (Sn)	Gejiu Jinye Mineral Company	CHINA	Conflict-free
Gold (Au)	Bangalore Refinery	INDIA	Conflict-free
Tin (Sn)	PT Lautan Harmonis Sejahtera	INDONESIA	Conflict-free
Gold (Au)	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conflict-free
Gold (Au)	Planta Recuperadora de Metales SpA	CHILE	Conflict-free
Gold (Au)	Safimet S.p.A	ITALY	Conflict-free

Metal	Smelter Name	Smelter Country	Status
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conflict-free
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Undeterminable
Gold (Au)	Caridad	MEXICO	Undeterminable
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA	Undeterminable
Gold (Au)	Chugai Mining	JAPAN	Undeterminable
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Undeterminable
Tin (Sn)	PT Justindo	INDONESIA	Undeterminable
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Undeterminable
Tantalum (Ta)	Duoluoshan	CHINA	Undeterminable
Tin (Sn)	Estanho de Rondonia S.A.	BRAZIL	Undeterminable
Tin (Sn)	Feinhütte Halsbrücke GmbH	GERMANY	Undeterminable
Gold (Au)	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Undeterminable
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Undeterminable
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Undeterminable
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Undeterminable
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA	Undeterminable
Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN	Undeterminable
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	CHINA	Undeterminable
Gold (Au)	L’azurde Company For Jewelry	SAUDI ARABIA	Undeterminable
Gold (Au)	Lingbao Gold Co., Ltd.	CHINA	Undeterminable
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Undeterminable
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Undeterminable
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Undeterminable
Gold (Au)	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Undeterminable
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Undeterminable
Gold (Au)	Sabin Metal Corp.	UNITED STATES OF AMERICA	Undeterminable

Metal	Smelter Name	Smelter Country	Status
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Undeterminable
Gold (Au)	So Accurate Group, Inc.	UNITED STATES OF AMERICA	Undeterminable
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Undeterminable
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Undeterminable
Tin (Sn)	Zhongshan Jinye Smelting Co., Ltd	CHINA	Undeterminable
Gold (Au)	Morris and Watson	NEW ZEALAND	Undeterminable
Gold (Au)	Guangdong Jinding Gold Limited	CHINA	Undeterminable
Tungsten (W)	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Undeterminable
Gold (Au)	Henan Yuguang Gold and Lead Co., Ltd	CHINA	Undeterminable
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Undeterminable
Tantalum (Ta)	Plansee SE Liezen	AUSTRIA	Undeterminable
Tantalum (Ta)	Plansee SE Reutte	AUSTRIA	Undeterminable
Gold (Au)	Kaloti Precious Metals	UNITED ARAB EMIRATES	Undeterminable
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Undeterminable
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Undeterminable
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Undeterminable
Gold (Au)	Tony Goetz NV	BELGIUM	Undeterminable
Tantalum (Ta)	E.S.R. Electronics	UNITED STATES	Undeterminable
Gold (Au)	Shandong Yanggu Xiangguang Co. Ltd.	CHINA	Undeterminable
Gold (Au)	TOO Tau-Ken-Altyn	KAZAKHSTAN	Undeterminable
Tungsten (W)	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Undeterminable
Tin (Sn)	PT Cipta Persada Mulia	INDONESIA	Undeterminable
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Undeterminable

Metal	Smelter Name	Smelter Country	Status
Gold (Au)	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Undeterminable
Tin (Sn)	Super Ligas	BRAZIL	Undeterminable
Tin (Sn)	PT O.M. Indonesia	INDONESIA	Undeterminable
Gold (Au)	AURA-II	UNITED STATES	Undeterminable
Gold (Au)	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Undeterminable
Gold (Au)	Sai Refinery	INDIA	Undeterminable
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Undeterminable
Gold (Au)	Morris and Watson Gold Coast	AUSTRALIA	Undeterminable
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Undeterminable
Gold (Au)	Pease & Curren	UNITED STATES OF AMERICA	Undeterminable
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Undeterminable
Tungsten (W)	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Undeterminable